UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

CONGAREE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-52592	20-3863936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Knox Abbott Drive, Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

(803) 794-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Form 10-K requires reporting companies to disclose, among other things, the involvement by its executive officers in certain legal proceedings that occurred during the past ten years and that are material to an evaluation of the ability or integrity of an executive officer. These legal proceedings include a petition under the Federal bankruptcy laws or any state insolvency law.

On July 13, 2015, we confirmed that Charlie T. Lovering, Chief Financial Officer and Executive Vice President of Congaree Bancshares, Inc. and Congaree State Bank, individually filed a petition under Chapter 7 of the United States Bankruptcy Code on February 3, 2011, which petition was not disclosed on Form 10-K. Subsequently, the United States Bankruptcy Court for the District of South Carolina entered its order discharging Mr. Lovering on May 26, 2011, with the bankruptcy case being closed on April 11, 2012. The purpose of this Form 8-K is to notify our shareholders of the petition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

Dated: July 30, 2015	By:	/s/ Charles A. Kirby
	Name:	Charles A. Kirby
	Title:	CEO